UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2021, Predictive Oncology Inc. (the “Company”) entered into a securities purchase agreement (the Purchase Agreement”) with certain accredited investors (the “Investors”) for the sale by the Company in a private placement of 9,043,766 shares (the “Offering Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) at a price per Offering Share of $1.95, for gross proceeds equal to $17,635,343.70. For each Offering Share an Investor purchases, the Investor will also receive a warrant (a “Warrant”) to purchase one-half of a share of Common Stock an exercise price equal to $2.00 per share. The Warrants will be exercisable immediately upon issuance and will expire five and one-half years from the issuance date.

The closing of the offering is expected to take place on or about February 22, 2021, subject to the satisfaction of customary closing conditions. The Company intends to use approximately $5,880,000.00 of the net proceeds from the offering to repay certain indebtedness and the remainder of the net proceeds for general corporate purposes.

In connection with the offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register for resale the Offering Shares sold in the offering and the shares of Common Stock underlying the Warrants.

The securities issued in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration.

The Company also agreed that for 30 days after the date of the Purchase Agreement, the Company would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Further, for one year after the date of the Purchase Agreement, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions set forth in the Purchase Agreement.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. The Company also agreed to pay the placement agent for $65,000 for non-accountable and legal expenses and $15,950 for clearing fees.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to grant the Placement Agent or its designees warrants to purchase an aggregate of up to of 678,282 shares of Common Stock (which represents 7.5% of the Offering Shares to be sold in the offering) at an exercise price equal to 125% of the offering price of the Offering Shares, or $2.4375. These warrants will expire five and one-half years after the closing date of the offering.

The Purchase Agreement and the Engagement Letter contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Engagement Letter were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Engagement Letter, Purchase Agreement, Warrants and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Engagement Letter, Purchase Agreement, Warrants and Registration Rights Agreement, copies of which are filed as Exhibits 1.1, 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A press release announcing the offering is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell and issue the Offering Shares and Warrants to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description

1.1	Engagement Letter (incorporated by reference to Form 8-K filed January 12, 2021)

4.1	Form of Warrant

10.1	Securities Purchase Agreement by and among the Company and the Investors dated February 18, 2021

10.2	Registration Rights Agreement by and among the Company and the Investors dated February 18, 2021

99.1	Press Release dated February 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: February 22, 2021